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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               TELXON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               TELXON CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:

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
                                [TELXON LOGO]

                            3330 West Market Street
                               Akron, Ohio 44333

                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     Notice is hereby given that the 1995 Annual Meeting of Stockholders (the "Annual Meeting") of Telxon Corporation (the "Company") will be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333, at 11:00 A.M., E.D.T., on Thursday, August 31, 1995, for the following purposes:

          (1) To elect two directors of the Company to hold office until the 1998 annual meeting of stockholders or until their successors are elected and qualified;

          (2) To approve amendments to the Telxon Corporation 1990 Stock Option Plan for employees;

          (3) To approve amendments to the Telxon Corporation 1990 Stock Option Plan for Non-Employee Directors;

          (4) To approve the Telxon Corporation 1995 Employee Stock Purchase Plan; and

          (5) To transact such other business, including action on a stockholder proposal if presented by the proponent, as may properly be brought before the meeting or any adjournment thereof.

     Only holders of record of the Common Stock of the Company at the close of business on July 3, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Information relating to the matters to be considered at the Annual Meeting is set out in the Proxy Statement accompanying this Notice.

                                            By Order of the Board of Directors,

                                            ROBERT A. GOODMAN
                                            Secretary

July 31, 1995

                  PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN
                IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR
                  NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING

                      1995 ANNUAL MEETING OF STOCKHOLDERS

                                [TELXON LOGO]

                            3330 West Market Street
                               Akron, Ohio 44333

                               ------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Telxon Corporation, a Delaware corporation (the "Company"), for use at the 1995 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333, at 11:00 A.M., E.D.T., on Thursday, August 31, 1995. Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on July 3, 1995 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had 15,798,709 shares of Common Stock (each, a "Share") outstanding. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about August 3, 1995.

                         VOTING RIGHTS AND REQUIREMENTS

     The Company's Restated Certificate of Incorporation (the "Charter") provides that stockholders are entitled to one vote for each Share held, except that in the election of directors each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of Shares held multiplied by the number of directors to be elected (two), all of which votes may be cast for a single nominee or distributed among any or all of the nominees. All votes represented by proxy will be cast for the two nominees named herein unless authorization to do so is withheld by a stockholder. Proxies cannot be voted for more nominees than the number of directors to be elected (two).

     Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke such proxy prior to the closing of the polls at the Annual Meeting or any adjournment thereof. A proxy may be revoked by a writing stating that the proxy is revoked, by a subsequent proxy, or by attendance at the Annual Meeting and voting in person.

     A majority of the outstanding Shares, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

     Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting, provided a quorum is present. Votes that are withheld with respect to the election of directors are excluded from the vote and have no effect on the outcome.

     As to matters other than the election of directors, Shares represented in person or by proxy at the Annual Meeting that the holder or the holder's proxy abstains from voting as to that matter are considered in determining the minimum number of shares required to be affirmatively voted for approval of such matter. As a result, an abstention from voting on such a matter has the same effect as a negative vote on the matter. Broker non-votes are not counted for purposes of determining the number of Shares represented at the meeting of stockholders with respect to the particular matter for which voting instructions were not given by the beneficial owner.

     The Board of Directors does not intend to bring any other business before the meeting and knows of no other matters to be brought before the Annual Meeting. However, as to any other business that properly may be brought before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons holding such proxies. Any such item of other business will require for its approval the affirmative vote of the holders of a majority of the Shares represented in person or by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may, in the case of amendments to the Charter or other extraordinary subject matters, be required under the Delaware General Corporation Law or the Charter.

                            1. ELECTION OF DIRECTORS

GENERAL

     At the Annual Meeting, two directors are to be elected to hold office for terms expiring at the 1998 annual meeting of stockholders. John H. Cribb and Richard J. Bogomolny have been nominated by the Board of Directors for election as such directors. The terms of the remaining five directors of the Company will continue after the Annual Meeting. The nominees elected at the Annual Meeting shall hold office until their successors have been elected and qualified. The Shares represented by the enclosed proxy will be voted for the election of each of Messrs. Cribb and Bogomolny unless the proxy is marked so as to withhold authority to vote for such nominees. The Company does not know of any reason that the nominees will be unable to serve. If either of the nominees is unable to serve, then the proxies may be voted for such substitute(s) as may be nominated by the Board of Directors.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

     Set forth below as to each nominee and each continuing director are their respective principal occupations and business experience during the past five years and all positions held with the Company, including the year each incumbent first became a director of the Company.

     The following persons have been nominated for election by the stockholders as the class of directors whose term expires in 1998:

          John H. Cribb, age 61, has been Vice Chairman of the Company's Board of Directors and Chairman, Telxon International since January 1995. From January 1993 to January 1995 he served the Company as President, International and from January 1990 to January 1993 as Senior Vice President, International Operations. Mr. Cribb was a Vice President of the Company and Managing Director of Telxon Limited, the Company's United Kingdom subsidiary, from 1982 to 1990. He has been a director of the Company since January 1995.

          Richard J. Bogomolny, age 60, retired as Chairman of the Board and Chief Executive Officer of First National Supermarkets, Inc., in January 1992, positions which he held since June 1975. Since May of 1992, Mr. Bogomolny has been a member of the Supervisory Board (board of directors) of Royal Ahold n.v., the Netherland's largest food retailer with operations also in the United States (Finast, BI-LO, Giant, Tops, Edwards), Portugal, Spain and the Czech Republic. For ten years prior to his retirement he was a board member of the Food Marketing Institute, the industry's international trade association.

     The other members of the Board of Directors whose terms of office will continue after the Annual Meeting are the following:

          Robert F. Meyerson, age 58, has been the Chief Executive Officer of the Company since October 1992, Chairman of the Board of Directors of the Company since November 1981 and a director of the Company since November 1977. He was the Company's Chief Executive Officer from August 1978 to May 1985 and its President from August 1978 to November 1981. Mr. Meyerson was Chairman of the Board of Basicomputer Corporation (reseller and servicer of personal computers) from January 1984 until it was acquired by The Future Now, Inc. in September 1993. From June 1985 through October 1992, he was Chief Executive Officer of Accipiter Corporation (consulting firm). His current term as a director expires at the 1996 annual meeting.

          Norton W. Rose, age 66, has been President and principal/owner of Norton W. Rose & Co., Cleveland, Ohio (consulting firm) since August 1990, Chairman of the Board of Premier Travel (formerly Prescott Travel) since July 1991, Vice Chairman of Blue Coral, Inc. (consumer chemicals manufacturer) since March 1992 and Executive Vice President of Creative Art Activities, Inc. (craft kit manufacturer) since January 1994. He was Vice Chairman of Progressive Casualty Insurance Company from February 1988 to July 1990 and Senior Vice President - Human Resources of Progressive Casualty Insurance Company from 1985 to 1988. Mr. Rose has served as a director of LDI Corporation (equipment leasing and related services for computers, other high-technology equipment and short-term personal computer rentals) since March 1994. He has also served as a director of Specialty Chemical Resources, Inc. (aerosol packaging of specialty chemicals) since May 1989 and of Cohesant Technologies Inc. (manufacturer of specialty chemicals and application equipment) since July 1994. Mr. Rose has been a director of the Company since October 1990. His current term expires at the 1996 annual meeting.

          William J. Murphy, age 61, has been President and Chief Operating Officer of the Company since January 1995. He was President, North America Division of the Company from January 1994 to January 1995 and Executive Vice President, North American Operations from January 1993 to January 1994. Mr. Murphy also served the Company as Area Vice President, East from November 1992 to January 1993, as a District Manager from September 1989 to November 1992 and as Area Vice President, North Eastern Region from May 1989 to August 1989. He has been a director of the Company since January 1995. His current term expires at the 1997 annual meeting.

          Robert A. Goodman, age 60, has been the Company's General Counsel since 1979 and Secretary since 1983. He has been senior partner of Goodman Weiss Miller Freedman, a Cleveland, Ohio law firm, since 1986. Mr. Goodman has been a director of the Company since October 1991. His current term expires at the 1997 annual meeting.

          Raj Reddy, age 58, has been Dean of the School of Computer Science, and Herbert A. Simon University Professor, at Carnegie Mellon University since July 1992. Since 1984 he had held the rank of University Professor and for eleven years prior to that time held the rank of Professor of Computer Science. He has been the Director of The Robotics Institute at Carnegie Mellon since 1980. He also serves as a consultant in the area of computer science, robotics and related disciplines. Dr. Reddy has been a director of the Company since April 1987. His current term expires at the 1997 annual meeting.

INFORMATION RELATING TO THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company met seven times during the fiscal year ended March 31, 1995 ("Fiscal 1995"). Each incumbent director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and the committees on which he served that were held during the year or, in the cases of Messrs. Murphy and Cribb, during the portion of the year that each served on the Board of Directors. The Board of Directors has an Audit Committee, a Compensation and Organization Committee and a Nominating Committee. The Compensation and Organization Committee has a subcommittee, the Stock Option and Restricted Stock Committee, which administers certain stock option and restricted stock plans of the Company. The general function of each committee, the identity of each committee's members and the number of meetings held by each committee during Fiscal 1995 are set forth below.

     Audit Committee. The Audit Committee held four meetings during Fiscal 1995. The primary functions of the Committee are to evaluate the performance and fees of the Company's independent auditors, review the scope and results of the annual audit with the independent auditors, review the results of the audit with management, consult with management and the independent auditors with respect to the Company's internal accounting control systems, review all related party transactions on an ongoing basis and review potential conflict of interest situations where appropriate. The current members of the Audit Committee are J. Robert Anderson, Walter J. Salmon, Messrs. Goodman and Rose and Dr. Reddy.

     Compensation and Organization Committee. The Compensation and Organization Committee held five meetings during Fiscal 1995. The primary functions of the Committee are to evaluate and improve the Company's organizational structure and staffing and to review the remuneration arrangements of the Company's senior management. During Fiscal 1995, the Stock Option and Restricted Stock Committee was reconstituted as a subcommittee of the Compensation and Organization Committee. The current members of the Compensation and Organization Committee are Messrs. Anderson, Goodman and Rose and Drs. Reddy and Salmon.

     Nominating Committee. The Nominating Committee held two meetings during Fiscal 1995. The primary function of the Committee is to advise the Company's Board of Directors as to nominees for election thereto. The current members of the Nominating Committee are Messrs. Meyerson and Rose. In order for a stockholder to nominate persons for election as directors at an annual meeting, the Charter requires the stockholder to submit a written recommendation to the Secretary of the Company not less than ninety days prior to the first anniversary of the date of the last annual meeting. Such recommendation must contain certain information specified in the Charter concerning the nominating stockholder and each of his or her nominees. The recommendation must also state that the nominating stockholder is on the date of such notice a stockholder of record of the Company entitled to vote generally in the election of directors and that he intends to appear in person at the meeting of the Company's stockholders at which directors are to be elected to nominate the person(s) specified in the notice of recommendation.

     Stock Option and Restricted Stock Committee. The Stock Option and Restricted Stock Committee held four meetings during Fiscal 1995. The Stock Option and Restricted Stock Committee is a subcommittee of the Compensation and Organization Committee. The primary functions of the Committee are to administer the Company's employee stock option plans and its restricted stock plan. The current members of the Committee are Messrs. Goodman and Rose.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert A. Goodman, a director and one of the members of the Compensation and Organization Committee, is also Secretary of the Company. During Fiscal 1995, the Company paid to the law firm of Goodman Weiss Miller Freedman $1,294,381 for legal services and $80,687 in reimbursement of expenses. It is anticipated that payments will continue to be made to said firm in the future for additional services. Mr. Goodman is senior partner of the firm.

     In August 1994, the Company paid $50,000 for continued exclusive negotiating rights to a sublicense for advanced voice recognition computer technology under a master license from Carnegie Mellon University to Pen Speech Corporation of Zelienople, Pennsylvania, a corporation 50 percent owned by Dr. Reddy's family, which payment would be credited against license fees under any future licensing arrangement.

COMPENSATION OF DIRECTORS

     Cash Compensation. The Company's non-employee directors each receive an annual fee of $20,000, $2,500 plus travel expenses for each directors' meeting attended ($1,250 for a telephonic meeting), and $2,500 for each Audit Committee or Compensation and Organization Committee meeting attended, unless the committee and the full Board meet on the same day, in which event compensation in the amount of $1,250 is paid for attendance at such committee meeting.

     In addition to the foregoing amounts, the Company paid the following consulting fees to directors during Fiscal 1995: Mr. Goodman received $10,000 for strategic advisory services; Mr. Rose received $30,000 for human resources advisory services; Dr. Reddy received $25,000 for technology advisory services; and Mr. Anderson received $7,500 for financial advisory services.

     Messrs. Meyerson, Murphy and Cribb, by reason of also being employees of the Company, do not receive any compensation from the Company for their services as directors (see the Summary Compensation Table under "EXECUTIVE COMPENSATION" below for the compensation paid to them in their capacities as executive officers of the Company).

     Stock Options. Directors who are not employees of the Company or a subsidiary receive options to purchase Shares under the Company's 1990 Stock Option Plan for Non-Employee Directors, as amended (the "Directors' Plan"). All 250,000 Shares currently authorized for issuance under the Directors' Plan have been fully utilized for grants presently outstanding under the Plan. The Board of Directors has adopted amendments to the Directors' Plan which are being submitted to the stockholders of the Company for their approval, as described under "3. Approval of Amendments to the Telxon Corporation 1990 Stock Option Plan for Non-Employee Directors" below. If such amendments are approved by the stockholders, the number of shares authorized for issuance under the Directors' Plan will be increased by 150,000 Shares. Under the Directors' Plan, each independent director is automatically granted an option to purchase 25,000 Shares upon first being elected to the Board and annually thereafter is also automatically granted a 10,000 Share option during his or her continued service on the Board. Each option has a seven-year term and an option price per Share equal to the closing sales price of the Common Stock as reported on The Nasdaq Stock Market's National Market ("Nasdaq NNM") on the trading day immediately preceding the date of grant. The initial 25,000 Share grants become exercisable in equal thirds on each of the first three anniversaries of their grant date, whereas the additional 10,000 Share grants become exercisable in full on the third anniversary of their grant date. The options terminate three months following the optionee no longer being a director of the Company, six months following death and one year following disability.

                    REPORT OF BOARD COMPENSATION COMMITTEES
                           ON EXECUTIVE COMPENSATION

     The Compensation and Organization Committee of the Board of Directors (the "Committee") recommends, subject to the full Board's approval (except as to stock option and restricted stock grants, which are administered by the Stock Option and Restricted Stock Committee), the compensation of the Company's executive officers. The Committee is currently composed of the five non-employee directors. Two of such non-employee directors serve as the members of the Stock Option and Restricted Stock Committee.

COMPENSATION POLICIES

     The Company operates in the competitive and rapidly changing environment of high technology businesses. The Committee seeks to establish compensation policies that will allow the Company flexibility to respond to fluctuations in the already dynamic business environment in which it operates and competes. The Company's compensation philosophy thus is based upon the belief that achievement in this environment can only be accomplished by attracting, retaining and motivating highly energized, entrepreneurial-minded, talented, creative and goal-oriented people. To achieve this, the Company does not use a quantitative method or mathematical formula in setting elements of compensation. The Committee exercises discretion and considers all elements of executive compensation to provide the impetus and challenge for its key officers, employees and associates. The Committee has access to and does study a variety of surveys, reports and data which reflect compensation of executives in other industrial sectors, and particularly in the technology world in which it operates, including its direct and indirect competitors, vendors, customers and other technology businesses from which it has attracted, and wishes to continue to attract, the highest qualified people.

     While the Committee considers such compensation data, the Committee does not attempt to establish any self-selected peer group for compensation purposes or to fix the Company's executive compensation levels at a defined percentile of any such self-selected peer group. Rather, such data forms a part of the total mix of information which the Committee evaluates in arriving at compensation levels deemed necessary to effectively compete for highly qualified people in the technology sector.

COMPENSATION COMPONENTS

     The Company's executive officers are compensated with a base salary together with eligibility for short-term performance bonuses and long-term incentive awards. The Committee assesses past and current as well as anticipated future performance and contribution, in consideration of the total compensation package (earned or potentially available) for each executive officer.

     Salary. The salaries of executive officers are determined by the Committee generally on the basis of a one to three year employment agreement which encompasses a base salary consistent with the Company's stated policy and philosophy of competing for highly qualified people in the technology sector.

     Bonus. The Committee reviews and approves the executive bonus plan for each fiscal year under which each executive officer is eligible for a bonus computed as a percentage of base salary, structured to reflect the officer's individual performance and the Company's performance in the forthcoming year. Criteria include revenue, profitability, and stock performance, to none of which are any particular weights assigned, as well as additional, more subjective bases.

     Awards of Stock Options and Restricted Stock. Awards of stock options, and in certain instances restricted stock grants, under the Company's 1990 Stock Option Plan and 1992 Restricted Stock Plan, are designed not only to provide additional incentive for the performance and continued employ of the individual officers, but also to more fully align their long-term interests with that of the Company and the Company's stockholders. The Stock Option and Restricted Stock Committee selects the officers to receive stock option and restricted stock awards, and determines the number of shares of each such award. The size of the grants and the frequency thereof is generally intended by the Stock Option and Restricted Stock Committee to reflect the significance of the executive's position, performance, continued tenure with the Company and anticipated contributions to its growth.

     The option program generally utilizes a three year vesting period, up to a ten year term and an exercise price equal to the closing market price of the underlying stock. These options are to provide value to the officer only to the extent that the price of the Company's Common Stock increases thereafter during the term of employ.

     The grant of restricted stock is significantly less frequent and is utilized only for those members of the executive officer group who are considered by the Board of Directors to be those individuals upon whom the Company is most reliant for its anticipated future success and achievement. These grants typically are subject to forfeiture during a five year period, thereby providing an additional incentive to the officer to remain with the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Although the compensation philosophy and policies of the Company are applicable to all executive officers, including Robert F. Meyerson, the Chief Executive Officer, Mr. Meyerson's current compensation package, together with the consulting arrangements with Accipiter described in detail under "RELATED PARTY TRANSACTIONS," was determined by negotiated contracts in 1992 at the time of the request by the independent members of the Board of Directors that he reduce his then-current positions and responsibilities in order to return to the Company in a full-time capacity, to function as the Chief Executive Officer and to create and implement a long-term strategic growth plan for the Company. During Fiscal 1995, the Stock Option and Restricted Stock Committee awarded Mr. Meyerson options to purchase 120,000 Shares which vest over a three year period and have a term of ten years. The Stock Option and Restricted Stock Committee initially proposed granting Mr. Meyerson options to purchase 160,000 Shares in view of the fact that Mr. Meyerson has not received any awards of stock options or restricted stock since October 1990. At Mr. Meyerson's request, the Committee reduced its award to the 120,000 options actually granted.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     In 1993, the Internal Revenue Code was amended by the Omnibus Budget Reconciliation Act of 1993 ("OBRA") to limit to $1 million per year the deduction allowed to public companies for federal income tax purposes for compensation paid to their chief executive officer and four other most highly compensated executive officers. This deduction limit, which first became applicable to the Company in Fiscal 1995, does not apply to compensation paid under a plan that meets certain requirements for "performance-based compensation." To qualify as "performance-based," (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more "outside directors"; (c) the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment. The Board of Directors does not believe that OBRA will generally have an effect on the Company. However, the Board of Directors has approved certain amendments to the Company's 1990 Stock Option Plan which are being submitted to the stockholders for approval in order that the exercise of stock options granted under the Plan will not be subject to the OBRA deduction limit. See "2. PROPOSAL TO APPROVE AMENDMENTS TO THE TELXON CORPORATION 1990 STOCK OPTION PLAN." Salaries and perquisites and amounts which may be payable in the future under consulting arrangements are subject to approval by the Committee, but will not be submitted to a vote of stockholders and, thus, will not be deductible to the extent that such payments are subject to and exceed the OBRA deduction limit. Otherwise, it is the Company's policy to structure, to the extent consistent with other important corporate objectives, its incentive compensation programs to satisfy the "performance-based compensation" OBRA exception and, thus, to preserve the full deductibility of all compensation paid thereunder.

        COMPENSATION AND ORGANIZATION               STOCK OPTION AND RESTRICTED STOCK
                  COMMITTEE                                     COMMITTEE

           Norton W. Rose, Chairman                      Norton W. Rose, Chairman
              J. Robert Anderson                            Robert A. Goodman
              Robert A. Goodman
                  Raj Reddy
               Walter J. Salmon

                             EXECUTIVE COMPENSATION

     The following table shows all annual, long-term and other compensation for services rendered to the Company in all capacities paid or awarded to the Company's Chief Executive Officer and the other four executive officers of the Company at the end of Fiscal 1995 who received the highest combined salary and bonus compensation during that year for those of fiscal years 1993, 1994 and 1995 during which they served as executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                               ANNUAL COMPENSATION                        AWARDS
                                       ------------------------------------      ------------------------
                                                                    OTHER        RESTRICTED                      ALL
         NAME AND                                                   ANNUAL         STOCK          STOCK         OTHER
        PRINCIPAL                                                  COMPEN-         AWARDS        OPTIONS       COMPEN-
         POSITION            YEAR       SALARY        BONUS         SATION         ($)(1)        (SHARES)      SATION(2)
- --------------------------   ----      --------      --------      --------      ----------      --------      -------
Robert F. Meyerson           1995      $120,000(3)   $      0      $      0      $        0       120,000      $4,620
  Chairman of the Board      1994       120,000(3)          0             0               0             0       4,997
  and Chief Executive        1993       120,000(3)          0             0               0             0       4,133
  Officer
William J. Murphy            1995       281,250(4)    435,000(5)     80,661(6)      155,000(7)     90,000      11,832
  President and              1994       250,000       285,000(8)     81,261(9)      131,250(10)    10,000(11)   6,072
  Chief Operating Officer    1993        88,609(12)   111,458             0               0        70,000       1,810
John H. Cribb                1995       315,000       415,385(13)    84,577(14)     155,000(15)    49,000           0
  Vice Chairman of the       1994       270,000       160,000(5)          0          43,750(16)         0           0
  Board and Chairman,        1993       271,476       264,098             0               0        50,000           0
  International
Dan R. Wipff                 1995       399,038       186,611(17)         0               0             0      47,144
  President and Chief        1994       501,244             0             0               0         6,000(18)   4,997
  Executive Officer,         1993       450,769             0       802,057(19)   1,150,000(20)         0       4,422
  Telxon Products
Frank E. Brick               1995       350,000             0             0               0             0       3,374
  President and Chief        1994       148,077(21)         0             0         543,750(22)    50,000           0
  Operating Officer,
  Telxon International

- ---------------

 (1) The amounts shown are the dollar value of awards made under the Company's 1992 Restricted Stock Plan (the "Restricted Stock Plan") based on the closing sale price for the Common Stock as reported on the Nasdaq NNM for the respective dates of the awards. The vesting of each award is conditioned upon the awardee continuing to be employed by the Company on the applicable vesting date. The awards are subject to transfer restrictions during the respective vesting periods.

 (2) The amounts shown are matching contributions made by the Company under the Company's Retirement and Uniform Matching Profit Sharing Plan, except that the amount shown for Fiscal 1995 for each of Messrs. Murphy, Wipff and Brick also includes $7,212, $43,389 and $2,524, respectively, paid pursuant to a one-time election to surrender accumulated unused vacation time.

 (3) The amount shown was paid to Mr. Meyerson exclusively for his services as Chairman, and no portion thereof represents compensation to Mr. Meyerson for his services as Chief Executive Officer. During each of the fiscal years shown, the Company paid Accipiter Corporation $840,000 in consulting fees and a $240,000 general administrative and overhead expense reimbursement, for services principally performed by Mr. Meyerson, as more fully described under "RELATED PARTY TRANSACTIONS."

 (4) Includes $31,250 paid in Fiscal 1996 in recognition of Mr. Murphy's increased responsibilities as the result of his January 1995 promotion to President and Chief Operating Officer.

 (5) The amount shown was earned under the executive bonus plan in respect of the fiscal year shown but was paid during the immediately succeeding fiscal year.

 (6) Consists of $73,049 paid toward living expenses and $7,612 for automobile expenses.

 (7) An aggregate of 10,000 Shares was awarded to Mr. Murphy, 2,000 of which have vested to date, with the remaining Shares vesting in 2,000 Share increments on July 17, 1996, 1997, 1998 and 1999.

 (8) Includes $50,000 paid in respect of Mr. Murphy's promotion to President, North America Division and $235,000 earned under the executive bonus plan in respect of Fiscal 1994 and paid during Fiscal 1995.

 (9) Consists of $78,045 in relocation expenses and $3,216 in automobile expenses.

(10) An aggregate of 15,000 Shares was awarded to Mr. Murphy, 6,000 of which have vested to date, with the remaining Shares vesting in 3,000 Share increments on May 18, 1996, 1997 and 1998.

(11) The number of Shares shown represents repriced options received by Mr. Murphy pursuant to his election to participate in the opportunity extended by the Company in September 1993 to all holders of options (other than then directors) under the 1990 Stock Option Plan, in order to restore the incentive intended to be afforded by the Plan but lost due to the imbalance between the exercise prices under many of the Plan options then outstanding (equal to the respective market prices for the Common Stock at the times they were granted) and the lower market prices which had prevailed for the Common Stock since October 1992, to exchange two outstanding options for one repriced option.

(12) Includes $31,846 not paid until Fiscal 1994.

(13) The amount shown includes $256,835 in incentive compensation earned under his employment agreement during Fiscal 1995, $202,045 of which was paid during Fiscal 1995 and the remaining $54,790 of which was paid during Fiscal 1996; $79,000 in discretionary bonus awarded in respect of Fiscal 1995 and paid during Fiscal 1996; and $80,000 in discretionary bonus awarded in respect of Fiscal 1994 (in addition to the bonus described in footnote (14) below) paid during Fiscal 1995 pursuant to an award made subsequent to the 1994 annual meeting and, accordingly, not reflected in the proxy statement issued with respect thereto as Fiscal 1994 compensation paid to Mr. Cribb.

(14) Consists of a $68,000 contribution to a personal pension for Mr. Cribb and a $16,577 personal expense account allowance.

(15) An aggregate of 10,000 Shares was awarded to Mr. Cribb, 2,000 of which have vested to date, with the remaining Shares vesting in 2,000 Share increments on July 17, 1996, 1997, 1998 and 1999.

(16) An aggregate of 5,000 Shares was awarded to Mr. Cribb, all of which have vested to date.

(17) Includes $136,611 paid in connection with the July 1994 realignment of Mr. Wipff's executive responsibilities and $50,000 earned under the executive bonus plan in respect of Fiscal 1995 and paid during Fiscal 1996.

(18) This option, originally granted to Mr. Wipff in 1988 in his then capacity as a non-employee director of the Company in conjunction with similar grants to the Company's other then non-employee directors and scheduled to expire October 18, 1993, was extended, by vote of the Board of Directors during Fiscal 1994 prior to the expiration of its initial term and of the Company's stockholders at the 1994 annual meeting, for an additional five-year term expiring October 17, 1998. The extended option terminated by its own terms three months after Mr. Wipff's January 19, 1995 resignation from the Board.

(19) Includes $766,667 paid Mr. Wipff in Fiscal 1993 representing the amount calculated to provide him the cash required in order for him to pay the federal, state and local income taxes due with respect to the restricted stock awarded him as described in footnote (20) below.

(20) An aggregate of 100,000 Shares was awarded to Mr. Wipff, 20,000 of which vested on December 30, 1992 and were subject to transfer restrictions until June 29, 1993, and 20,000 of which vested on December 30, 1993. As part of the July 1994 realignment of Mr. Wipff's executive responsibilities, 20,000 of the Shares originally scheduled to vest on December 30, 1994 were vested as of the July date, and 20,000 Shares scheduled to vest on December 30, 1996 were forfeited. The remaining 20,000 Shares will vest on their originally scheduled date of December 30, 1995.

(21) Represents the salary earned by Mr. Brick during the portion of Fiscal 1994 after he joined the Company as an executive officer.

(22) An aggregate of 50,000 Shares was awarded to Mr. Brick, 10,000 of which have vested to date, with the remaining Shares vesting in 10,000 Share increments on October 27, 1995, 1996, 1997 and 1998.

EMPLOYMENT AGREEMENTS

     Effective as of Mr. Murphy's January 1995 promotion to President and Chief Operating Officer, his annual base salary has been increased to $375,000 from the $250,000 annual base salary which he had received under, and subsequent to the March 31, 1994 expiration of, his prior employment agreement with the Company. Pending finalization of a new employment agreement consistent with his new responsibilities, Mr. Murphy will continue to receive that increased salary and will be eligible for bonuses under the Company's executive bonus plan and a further bonus in the discretion of the Board of Directors.

     In Fiscal 1995, Mr. Cribb received a base salary of $315,000 under an employment agreement with the Company which expired March 31, 1995. The expired agreement also provided for incentive compensation based on the achievement of specified financial objectives, a discretionary bonus and severance benefits of twelve months base salary in the event that Mr. Cribb's employment was terminated by the Company other than for cause. Pending finalization of a new employment agreement, Mr. Cribb will continue to receive the same annual base salary and to be eligible to receive incentive compensation and a discretionary bonus in an amount determined by the Board of Directors.

     Mr. Wipff has an employment agreement with the Company ending March 31, 1997, at a base salary of $275,000 for each of Fiscal 1996 and 1997, plus bonus compensation up to $150,000 per year subject to achievement of certain goals and achievements agreed to by Mr. Wipff and the Company's Chief Executive Officer and approved by the Board of Directors. Mr. Wipff's employment agreement also entitles him or his estate to certain benefits in the event of his permanent disability or death, and severance benefits in the event the Company terminates Mr. Wipff's agreement other than "for cause" in an amount equal to the greater of the remaining base salary due under the employment agreement or $250,000.

     In Fiscal 1995, Mr. Brick received a base salary of $350,000 under an employment agreement with the Company which expired March 31, 1995. The expired agreement also provided for incentive compensation, eligibility for grants of stock options and restricted stock and severance benefits of twelve months base salary in the event that Mr. Brick's employment was terminated by the Company other than for cause. Pending finalization of a new employment agreement, Mr. Brick will continue to receive the same annual base salary and to be eligible to receive incentive compensation in the discretion of the Board of Directors.

STOCK OPTIONS

     The following tables provide information with respect to options granted to, and exercises by, the persons indicated during Fiscal 1995 and the value of unexercised options held by such persons at the end of Fiscal 1995.

                          OPTION GRANTS IN FISCAL 1995

                                                    INDIVIDUAL GRANTS
                         ------------------------------------------------------------------------
                                       PERCENT OF
                                      TOTAL OPTIONS                                      GRANT
                         OPTIONS       GRANTED TO        EXERCISE                         DATE
                         GRANTED      EMPLOYEES IN         PRICE        EXPIRATION      PRESENT
          NAME           (SHARES)      FISCAL 1995      (PER SHARE)        DATE         VALUE(1)
- ---------------------------------     -------------     -----------     ----------     ----------
Robert F. Meyerson       120,000           12.4%          $ 14.50(2)     1/19/05       $1,113,600
William J. Murphy         30,000            3.1%          $ 15.25(3)     7/18/04          288,810
                          60,000            6.2%          $ 14.50(2)     1/19/05          556,800
John H. Cribb             25,000            2.6%          $ 15.25(3)     7/18/04          240,680
                          24,000            2.5%          $ 14.50(2)     1/19/05          222,720
Dan R. Wipff                  --             --                --          --                  --
Frank E. Brick                --             --                --          --                  --

- ---------------

(1) Aggregate present value of the options granted during Fiscal 1995 as of the date of their grant, calculated using the Cox-Ross-Rubenstein binomial variation of the Black-Scholes option valuation model using the following assumptions: (a) an executive may typically be expected to hold an option with a stated term of ten years for a period of seven years prior to exercise, (b) interest rates of 7.14 percent and 7.74 percent based on the published yield of Treasury Strips maturing in seven years (as assumed in (a) above) from the July 18, 1994 and January 19, 1995 grant dates, respectively, (c) a continuation of the $0.01 per Share dividend historically paid by the Company, and (d) stock price volatility of 53.6 percent based on the monthly closing prices for the Company's Common Stock from December 1983 to May 1995.

(2) Equal to the closing sale price for the Common Stock as reported on the Nasdaq NNM for the last trading day prior to the date of grant. These options were granted on January 19, 1995.

(3) Equal to the closing sale price for the Common Stock as reported on the Nasdaq NNM for the last trading day prior to the date of grant. These options were granted on July 18, 1994.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1995
                                      AND
                         FISCAL YEAR-END OPTION VALUES

                                                                               FISCAL YEAR-END
                         EXERCISES DURING FISCAL       ---------------------------------------------------------------
                                  1995
                       ---------------------------         NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                         SHARES                                   OPTIONS                      MONEY OPTIONS(2)
                       ACQUIRED ON        VALUE        -----------------------------     -----------------------------
         NAME           EXERCISE       REALIZED(1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ---------------------- -----------     -----------     -----------     -------------     -----------     -------------
Robert F. Meyerson        51,853        $ 370,483          4,985          120,000         $  26,171        $  75,000
William J. Murphy          5,500        $  40,350         56,200          113,800         $ 217,475        $ 123,775
John H. Cribb             34,002        $ 276,433         66,500           66,000         $ 295,500        $  76,625
Dan R. Wipff              25,006        $ 171,916         89,750               --         $ 442,658               --
Frank E. Brick                --               --         16,500           33,500         $  61,875        $ 125,625

- ---------------

(1) Excess of the closing price for the Common Stock as reported on the Nasdaq NNM for the last trading day prior to the date of exercise over the exercise price, multiplied by the number of Shares acquired upon exercise.

(2) Aggregate fair market value, based on the amount by which the closing sale price for the Common Stock as reported on the Nasdaq NNM for March 31, 1995 exceeded the exercise price, of all unexercised "in-the-money" (fair market value per share in excess of exercise price) options then held.

                           RELATED PARTY TRANSACTIONS

     The Company has contracted with Metropolitan Life Insurance Company ("Metropolitan", which beneficially owns more than five percent of the Company's outstanding Shares; see "COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS" below) for calendar year 1995 to serve as third-party administrator for all of the Company's domestic self-insured health plans as well as to provide stop-loss coverage for individual and group claims thereunder in excess of certain thresholds. The Company selected Metropolitan from among more than ten companies that bid to provide such services. Metropolitan's administrative charges are based on the actual number of covered employees and volume of activity each month, and the stop-loss premiums, on the actual number of covered employees each month. Through June 30, 1995, the Company has paid $172,727 in administrative charges and $82,460 in stop-loss premiums to Metropolitan and estimates that such charges may total approximately $345,000 and $165,000, respectively, for the year.

     The Company has contracted with Premier Travel Partners ("Premier") as the Company's travel agency for a term ending December 31, 1995, subject to annual renewal thereafter unless terminated by 90 days written notice by either party to the other. Premier, in which Mr. Rose and a member of his immediate family own in the aggregate an approximately 11 percent interest, was selected from among seven companies that submitted service proposals to the Company. Under the agreement, the Company is entitled to all commissions with respect to travel arranged by Premier for the Company. Originally, Premier was entitled to a $3,000 monthly management fee, a per transaction fee, on-site office space and certain expense reimbursements. Effective February 1995, the Company's obligations were revised in connection with the discontinuation of Premier's on-site services to approximate the same net result by increasing the monthly management fee to $14,000 while reducing the per transaction fee and eliminating all expense reimbursements other than postage and telephone charges. During Fiscal 1995, the commissions totalled $403,952 and the fees and expenses, $237,164. For April and May, 1995, there have been $63,903 in commissions and $37,294 in fees.

     In October 1992, the Company's outside directors asked Mr. Meyerson to reassume the position of Chief Executive Officer, a position he had previously held from 1979 to 1985. Following his 1985 retirement from that office, he had continued to assist the Company only in his more limited role as Chairman. The Summary Compensation Table under "EXECUTIVE COMPENSATION" above sets forth the salary paid to Mr. Meyerson for his services as Chairman during Fiscal 1995. Mr. Meyerson has received that same salary as Chairman since September 1989.

     The Company's consulting arrangements, described below, with Accipiter Corporation ("Accipiter"), a consulting firm owned by Mr. Meyerson's wife, described below, are in lieu of any other compensation paid to Mr. Meyerson in his capacity as Chief Executive Officer of the Company. These arrangements were approved by the full Board of Directors (Mr. Meyerson abstaining) in order to secure Mr. Meyerson's full-time services for the Company in connection with his reassumption of the office of Chief Executive Officer in October 1992. Mr. Meyerson's obligations to the Company under the revised consulting arrangements constitute a full-time personal commitment by Mr. Meyerson.

     The Company's consulting arrangements with Accipiter currently provide for a term ending March 31, 1996, subject to annual extensions. Accipiter's services to the Company are required to be principally performed by Mr. Meyerson and include all services that would customarily be performed by a Chief Executive Officer of a public company of the Company's size and character. For such services, Accipiter receives from the Company a fee of $840,000 per year, plus $240,000 per year in reimbursement of Accipiter's general administrative and overhead expenses and reimbursement of its out-of-pocket expenses incurred on behalf of the Company. In the event of a change in control of the Company, Accipiter has the right to terminate the agreement if, following such change in control, there is an adverse change in the nature or extent of the services requested of Accipiter thereunder which does not represent a continuation or elevation of, or constitutes a substantial change in, its responsibilities prior to such change in control or Accipiter personnel are thereafter required to travel on Company business to an extent substantially greater than or different from that required prior to such change in control or to conduct business at locations substantially different from those required prior to the change in control. Accipiter is entitled to receive a liquidation benefit equal to three years' consulting fee in each of the following events: Mr. Meyerson ceasing, for any reason other than his death, disability, voluntary resignation or termination for cause, to act as the Company's Chief Executive Officer, Chairman or other equivalent top management position; upon the election of Accipiter following a change in control of the Company to terminate the agreement on the grounds discussed above; failure of Telxon to extend the agreement beyond March 31, 1996; and termination of the agreement by the Company other than for breach.

     During Fiscal 1995, the Board of Directors approved personal loans to Mr. Meyerson, Chairman and Chief Executive Officer of the Company. The largest amount of such indebtedness outstanding during Fiscal 1995 was $254,815 (principal and interest), which was repaid in full on March 30, 1995. At June 30, 1995, Mr. Meyerson owed the Company $250,000 (principal) for an additional borrowing under the above authorization. The above loans bore/bear interest at ten percent per annum.

     Under the terms of his employment agreement with the Company for Fiscal 1994, Mr. Murphy received a $200,000 interest-free loan from the Company on March 29, 1993, for his use in purchasing a home in connection with his then promotion to Executive Vice President, North American Operations and associated relocation to Akron. The loan, which was originally due April 1, 1994, has been extended by the Company. The full amount of the loan remained outstanding throughout Fiscal 1995, but as the result of a partial repayment made by Mr. Murphy on June 5, 1995, the outstanding loan balance has been reduced to $150,000.

     On October 6, 1993, Mr. Wipff received a $75,000 interest-free loan from the Company, payable on demand, for his use for payment of taxes. The loan was repaid in full on July 29, 1994.

     On December 3, 1993, and January 5, 1994, Mr. Brick received loans of $75,985 and $58,000, respectively, from the Company, for his use in payment of withholding and estimated tax obligations incurred with respect to Shares awarded to him under the Restricted Stock Plan as shown in the Summary Compensation Table under "EXECUTIVE COMPENSATION" above. The loans are secured by the restricted stock and bear interest at two percent in excess of the prime rate, adjusted quarterly. The principal and accrued interest are due on October 27, 1996 or any earlier termination of Mr. Brick's employment. Mr. Brick is also required to make annual mandatory principal reductions with respect to these loans equal to 50 percent of any after-tax bonus received. The largest amount of such indebtedness outstanding during Fiscal 1995 was $149,206 (principal and interest). At June 30, 1995, Mr. Brick owed the Company $153,160 (principal and interest) in respect of such loans.

     For information concerning the legal fees paid and expenses reimbursed to Goodman Weiss Miller Freedman, of which Mr. Goodman is senior partner, and concerning payments to Pen Speech Corporation, which is 50 percent owned by Dr. Reddy's family, see "ELECTION OF DIRECTORS -- Compensation Committee Interlocks and Insider Participation."

                            STOCK PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total returns during the preceding five fiscal year period for the Company, the S&P 500 Index and the S&P High-Tech Composite Index assuming an initial investment of $100 and the reinvestment of all dividends when received. The information presented should not be interpreted as being necessarily indicative of future performance.

                          TOTAL RETURN TO SHAREHOLDERS

                                                                 S&P HIGH- TECH
      MEASUREMENT PERIOD          TELXON COR-     S&P 500 IN-    COMPOSITE IN-
    (FISCAL YEAR COVERED)          PORATION           DEX             DEX
1990                                    100.00          100.00          100.00
1991                                    328.71          114.41          109.17
1992                                    346.72          127.05          111.71
1993                                    143.12          146.39          122.75
1994                                    180.83          148.55          144.38
1995                                    213.20          171.68          182.71

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information concerning each person known to the Company to be the beneficial owner of more than five percent of the outstanding Shares of the Company.

                                                          SHARES BENEFICIALLY OWNED
                       NAME AND ADDRESS                  ----------------------------
                     OF BENEFICIAL OWNER                  NUMBER        PERCENTAGE(1)
        ----------------------------------------------   ---------      -------------
        The Prudential Insurance                         1,233,819(2)        7.8%
        Company of America
          100 Mulberry Street
          Newark, NJ 07102
        Metropolitan Life                                  953,100(3)        6.0%
        Insurance Company
          One Madison Avenue
          New York, NY 10010

- ---------------

(1) Computed based upon the 15,798,709 Shares outstanding as of June 30, 1995.

(2) The Shares shown are held by The Prudential Insurance Company of America ("Prudential") for the benefit of its clients, separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. The information in this Proxy Statement concerning the number of Shares beneficially owned by Prudential is as of June 30, 1995 and is based upon information contained in the CDA/Spectrum 13(f) Filing Report to which the Company subscribes as updated and confirmed with Prudential by the Company in connection with the preparation of this Proxy Statement.

(3) Of the Shares shown, 6,100 are owned directly by Metropolitan, and the remaining 947,000 are deemed owned by it indirectly through State Street Research & Management Company, Inc. and its affiliate, State Street Research Investment Services, Inc. (each an investment adviser registered under the Investment Advisers Act of 1940 and together referred to as the "Management Companies"), One Financial Center, 30th Floor, Boston, MA 02111. Insofar as all of the Shares attributed to the Management Companies are in fact owned by a variety of their clients, the Management Companies disclaim beneficial ownership of the Shares. The information in this Proxy Statement concerning the number of Shares beneficially owned by Metropolitan and the Management Companies is as of March 31, 1995 and is based upon the copies received by the Company of the Schedule 13Gs they filed with the Securities and Exchange Commission in February 1995 as updated and confirmed with them by the Company in connection with the preparation of this Proxy Statement.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the outstanding Shares, as of June 30, 1995, by all directors and the director nominee of the Company, by the executive officers of the Company named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

                                                       SHARES BENEFICIALLY
                                                              OWNED
               NAME AND ADDRESS(1)                   ------------------------
               OF BENEFICIAL OWNER                    NUMBER       PERCENTAGE(2)
- -------------------------------------------------    ---------     ----------
J. Robert Anderson...............................        8,250(3)        *
Frank E. Brick...................................       70,650(4)        *
Richard J. Bogomolny.............................           --           *
John H. Cribb....................................       90,750(5)        *
Robert A. Goodman................................       87,390(6)        *
Robert F. Meyerson...............................      488,460(7)      3.1%
William J. Murphy................................       97,550(8)        *
Raj Reddy........................................       48,500(9)        *
Norton W. Rose...................................       25,500(10)       *
Walter J. Salmon.................................        8,250(3)        *
Dan R. Wipff.....................................      144,250(11)       *
All directors and executive officers as a group
  (12 persons)...................................    1,079,924(12)     6.7%

- ---------------

    * less than 1 percent

 (1) The address for the named individuals is 3330 West Market Street, Akron, Ohio 44333.

 (2) Computed based upon the 15,798,709 Shares outstanding as of June 30, 1995, as adjusted with respect to the Shares which may be acquired within 60 days by exercise of options by the person(s) whose percentage ownership is being computed.

 (3) Consists of Shares which may be acquired within 60 days by exercise of options.

 (4) Includes 16,500 Shares which may be acquired within 60 days by exercise of options. Also includes 40,000 Shares awarded to Mr. Brick under the Restricted Stock Plan, which will vest in 10,000 Share increments on October 27, 1995, 1996, 1997 and 1998, provided that he is then employed by the Company, and are subject to transfer restrictions during the respective vesting periods.

 (5) Includes 1,000 Shares owned by Mr. Cribb's wife as to which Shares Mr. Cribb disclaims beneficial ownership and 74,750 Shares which may be acquired within 60 days by exercise of options. Also includes 10,000 Shares awarded to Mr. Cribb under the Restricted Stock Plan, 2,000 of which have vested since June 30, 1995, with the remaining Shares vesting in 2,000 Share increments on July 17, 1996, 1997, 1998 and 1999, provided that he is then employed by the Company, and being subject to transfer restrictions during the respective vesting periods.

 (6) Includes 8,900 Shares owned by Mr. Goodman's wife as to which Shares Mr. Goodman disclaims beneficial ownership and 68,500 Shares which may be acquired within 60 days by exercise of options.

 (7) Includes 267,750 Shares beneficially owned by Mr. Meyerson's wife (4,950 of which are held by Mrs. Meyerson as custodian for grandchildren under the Uniform Gifts to Minors Act) as to which Shares Mr. Meyerson disclaims beneficial ownership and 4,985 Shares which may be acquired within 60 days by exercise of options.

 (8) Includes 1,000 Shares owned by Mr. Murphy's wife as to which Shares Mr. Murphy disclaims beneficial ownership and 66,100 Shares which may be acquired within 60 days by exercise of options. Also includes 16,000 Shares awarded to Mr. Murphy under the Restricted Stock Plan, 2,000 of which have vested since June 30, 1995, 9,000 of which will vest in 3,000 Share increments on May 18, 1996, 1997 and 1998, and the remaining 8,000 of which will vest in 2,000 Share increments on July 17, 1996, 1997, 1998 and 1999, provided with respect to each of the foregoing installments that he is then employed by the Company, and all of which installments are subject to transfer restrictions during the respective vesting periods.

 (9) Includes 41,000 Shares which may be acquired within 60 days by exercise of options.

(10) Includes 20,000 Shares which may be acquired within 60 days by exercise of options.

(11) Includes 83,750 Shares which may be acquired within 60 days by exercise of options. Also includes 20,000 Shares awarded to Mr. Wipff under the Restricted Stock Plan, which will vest on December 30, 1995, provided that he is then employed by the Company, and are subject to transfer restrictions until they vest.

(12) Includes 397,035 Shares which may be acquired within 60 days by exercise of options and 94,000 Shares awarded under the Restricted Stock Plan, of which 5,000 Shares have vested since June 30, 1995, and provided the respective awardees are then employed by the Company, 30,000 Shares will vest during the remaining portion of Fiscal 1996; 18,000 Shares in each of Fiscal 1997, 1998 and 1999; and 5,000 Shares, in Fiscal 2000.

COMPLIANCE WITH SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that one transaction report filed by Mr. Wipff in Fiscal 1995 understated the number of Shares owned by him after giving effect to the transactions reported and the Company became aware in Fiscal 1995 that one transaction report filed by Mr. Brick in Fiscal 1994, and the initial ownership reports filed by each of Gerald
J. Gabriel and Kenneth W. Haver in Fiscal 1995 each incorrectly stated the expiration date of options granted those officers under the Company's 1990 Stock Option Plan. The Company does not believe it had any greater than ten-percent beneficial owners at any time during Fiscal 1995 based on its records and because it has not received copies of, and is not otherwise aware of, any filings by any such beneficial owner with the Securities and Exchange Commission under Section 13 or 16(a) of the Exchange Act.

     2. APPROVAL OF AMENDMENTS TO THE TELXON CORPORATION
                        1990 STOCK OPTION PLAN

GENERAL

     The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to remain competitive in attracting and retaining key personnel. Accordingly, on June 26, 1995, the Board of Directors adopted, subject to stockholder approval, amendments (the "1995 Amendments") to the Telxon Corporation 1990 Stock Option Plan (the "1990 Plan") that (i) increase the number of Shares available for issuance under the 1990 Plan from 2,500,000 to 3,350,000 (subject to adjustment for certain changes in the Company's capitalization), (ii) in order to qualify certain grants of options as performance-based compensation under provisions of the Internal Revenue Code added by OBRA, limit to 500,000 Shares the maximum number of Shares with respect to which options may be granted to any employee in any one fiscal year, (iii) provide that none of the additional 850,000 Shares added to the 1990 Plan by such amendments would be issuable under options granted under the 1990 Plan having a term of more than eight (8) years, and (iv) provide that none of such 850,000 options would be subject to "repricing." The 1990 Plan, as amended, defines "repricing" as any transaction which has the effect of changing the exercise price of an outstanding option, whether by direct amendment of the option or replacement of the option by the issuance of a new option at a different price.

     The 1990 Plan was originally adopted by the Board of Directors of the Company on August 27, 1990 and approved by the stockholders of the Company at the annual meeting held October 18, 1990. Under the terms of the 1990 Plan, Shares not granted under the Company's predecessor plan, the Telxon Corporation 1988 Stock Option Plan, at the time of stockholder approval of the 1990 Plan were carried over to and available for issuance under the 1990 Plan. At the 1992 and 1994 annual meetings, the stockholders of the Company approved amendments to the 1990 Plan increasing the authorized number of shares set aside for issuance under the 1990 Plan by an aggregate of 1,500,000 Shares.

     As of July 21, 1995, options for an aggregate of 2,501,971 Shares were outstanding under the 1990 Plan, and 124,707 Shares remained available for the granting of options under the 1990 Plan. The proposed amendment will increase the Shares available for grant under the 1990 Plan to 974,707.

     To date, no options have been granted to any employee conditional upon stockholder approval of the increase in the number of shares subject to the 1990 Plan hereby being submitted for such approval. Since, upon such approval, the employees to whom and the quantities on which options may be granted with respect to such additional shares will be determined from time to time by the Stock Option and Restricted Stock Committee (the "Committee") in the exercise of its discretionary authority under the 1990 Plan, the benefits and amounts that may be received by any executive officer or other employee of the Company in respect of such increased shares are not presently determinable.

     The Company is required under the terms of its listing agreement with the Nasdaq NNM to obtain approval of the amendments to the 1990 Plan from the Company's stockholders.

Stockholder approval of the amendments is also required in order for officers receiving option grants out of the Shares being added to the 1990 Plan to qualify for certain protections from the "short swing profit" liability provisions of Section 16(b) of the Exchange Act (i.e. forfeiture of profits realized from purchases and sales of securities made within six months) available under Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3") as currently in effect.

SUMMARY OF THE 1990 PLAN

     The following summary of the amended 1990 Plan is qualified by reference to the full text of the 1990 Plan, as amended, which has been filed electronically with the Securities and Exchange Commission together with this Proxy Statement and is available upon written request to the Secretary of the Company.

     The purpose of the 1990 Plan is to promote the best interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain highly qualified personnel through rewarding valued employees with the opportunity, pursuant to options granted under the 1990 Plan, to acquire a proprietary interest in the Company and thereby encouraging them to put forth their maximum efforts for the continued success and growth of the Company. Directors of the Company as such are not eligible to receive grants under the 1990 Plan, but those directors who are employees of the Company are, like all other Company employees, eligible to receive such grants.

     The 1990 Plan is currently administered by the Committee, neither of whose members is eligible to participate in the 1990 Plan. The Committee selects the employees to whom options are granted and determines the time or times at which, and the number of Shares for which, options are granted to them. The Committee also determines the exercise price, exercise period, vesting schedule and all other terms and conditions of each option granted under the 1990 Plan. The exercise price per Share cannot be less than the fair market value per Share on the day prior to the date of grant. So long as the Common Stock is included in the Nasdaq NNM, the 1990 Plan provides that the fair market value per Share is the last reported sales price for the Common Stock as reported therein. An option is not transferable by the optionee other than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by him. In the event of his death, an option is exercisable (generally for a limited post-death period as described below) by the optionee's estate or by the person who acquires the right to exercise the option by bequest or inheritance.

     Section 162(m) of the Internal Revenue Code of 1986, added by OBRA, disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's chief executive officer and four other most highly compensated executive officers. Certain compensation, including "performance-based" compensation, is not included in compensation subject to the $1 million deduction limit. The proposed amendments to the 1990 Plan limiting the amount of option grants to any individual employee in any one fiscal year of the Company and providing for the administration of the 1990 Plan by "independent directors" within the meaning of Section 162(m) and the regulations thereunder are intended to preserve the tax deductions to the Company that might otherwise be unavailable with respect to certain grants under the 1990 Plan.

     Subject to the discretionary authority given to the Board, and the Committee, under the 1990 Plan to fix different terms for a particular option grant, each option granted under the 1990 Plan will generally be subject to the following additional terms:

     Term of Option. Each option will be exercisable for a period of ten years from the date of grant, except that, as noted above, the 850,000 Shares added to the 1990 Plan by the 1995 Amendments will be limited to grants of options having a maximum term of eight years from the date of grant.

     Exercise of Option. To exercise an option, the optionee must tender full payment of the exercise price therefor and the taxes required to be withheld in connection therewith. The 1990 Plan permits the exercise price and withholding taxes to be paid in cash, check, already owned Shares, the withholding of Shares from those to be issued on such exercise, proceeds from the sale of the Shares to be issued upon such exercise pursuant to a brokerage arrangement, or any combination thereof.

     Termination of Employment. A former employee generally may exercise an option within 30 days (or within such greater period as may be determined by the Board of Directors or Committee thereof at the time of termination of employment) after the termination of his employment with the Company (other than by reason of death, disability or retirement) to the extent such option was vested on the date of termination of employment.

     Retirement of Optionee. An option may be exercised within three months of the retirement of an optionee at or after age 65, or other retirement at any age entitling him to benefits under any retirement plan of the Company, to the extent the option is vested on the date of retirement.

     Disability of Optionee. An option may be exercised within one year of the termination of an employee by reason of permanent, total disability to the extent the option is vested on the date of termination.

     Death of Optionee. If an optionee dies while employed by the Company, his estate may exercise his options within six months of the date of death to the extent such options would have been exercisable had the optionee continued living and terminated employment as of the date six months after the date of his death. If an optionee dies within one month of termination of employment, his estate generally may exercise his options within six months of the date of termination of employment to the extent vested on the date of termination.

     In the event of specified changes in the Company's capital structure, the 1990 Plan requires adjustments in the exercise price of, and number of Shares subject to, outstanding options and in the number of Shares authorized by the 1990 Plan.

     In the event of any proposed dissolution or liquidation of the Company, all options then outstanding under the 1990 Plan will terminate immediately prior to the consummation of such action unless otherwise provided by the Board of Directors.

     In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, the 1990 Plan requires that each outstanding option be assumed, or an equivalent option be substituted, by the successor corporation or a parent or subsidiary of such successor corporation unless the Board of Directors determines that each optionee shall have the right to exercise his option as to all or any part of the Shares subject thereto, including Shares as to which the option would not otherwise then be vested and exercisable.

     In the event of certain changes in control of the Company, the 1990 Plan provides that, unless otherwise determined by the Board, all options then outstanding under the 1990 Plan as of the date of such change in control become fully vested and shall be cashed out in full by a payment to each optionee equal to the amount by which the "change in control price" exceeds the exercise price of each such option.

     The 1990 Plan will remain in effect until (i) terminated by resolution of the Board of Directors or (ii) both (A) all options granted under the 1990 Plan have been exercised in full and (B) no Shares remain available under the 1990 Plan for the granting of additional options. The Board of Directors may from time to time amend the 1990 Plan in such respects as it may deem advisable, provided that any amendment to the 1990 Plan must be approved by the Company's stockholders if such approval is required in order for the 1990 Plan to continue to qualify under Rule 16b-3 as then in effect or to comply with any other requirements of law or any securities market on which the Shares are listed or included for trading.

     An optionee will not recognize taxable income as the result of receiving a grant of a stock option, regardless of whether it is an incentive stock option or a non-qualified stock option. The Company is not entitled to a tax deduction at the time of grant of any stock option. Upon the exercise of a non-qualified stock option (which is the nature of all options granted to date under the 1990
Plan), the optionee will recognize ordinary income equal to the amount by which the fair market value of the Shares at the time of exercise exceeds the exercise price paid therefor, and the Company, provided that it satisfies certain tax withholding requirements and subject to certain limits imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid certain executives in excess of $1 million, will be entitled to a corresponding deduction. The optionee's tax basis in the Shares acquired through such exercise will be equal to the exercise price paid for such Shares plus the amount of income recognized as a result of the exercise of the option. When the optionee subsequently disposes of the Shares acquired through exercise of a non-qualified stock option, the optionee will recognize, either as short- or long-term capital gain or loss depending upon how long the optionee held the Shares from the date of exercise of the option until the date of disposition, income or loss equal to the difference between the amount realized from the disposition of such Shares and the fair market value of the Shares on the date the option was exercised. Under current law, net capital gains (net long-term capital gain minus any net short-term capital loss) are taxed at a maximum rate of 28 percent; capital losses are allowed in full against capital gains plus up to $3,000 of other income.

VOTE REQUIRED

     The Nasdaq NNM stockholder approval requirement, the most stringent of the two stockholder approval requirements noted above, requires that the amendments to the 1990 Plan be approved by the favorable vote of the holders of a majority of the Shares present or represented by proxy at the Annual Meeting and voting on the proposal, provided that the total vote cast on the proposal represents over 50 percent in interest of the issued and outstanding Common Stock. Approval by such vote will also satisfy the remaining stockholder approval requirement applicable to the amendments to the 1990 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 1990 STOCK OPTION PLAN, WHICH IS DESIGNATED IN THE PROXY AS PROPOSAL 2.

     3. APPROVAL OF AMENDMENTS TO THE TELXON CORPORATION
          1990 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

GENERAL

     The Board of Directors believes that the Company's 1990 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") has served the interests of the Company well by enabling it to attract and motivate highly-qualified outside directors. Accordingly, on June 26, 1995, the Board of Directors adopted, subject to stockholder approval, amendments to the Directors' Plan that (i) increase the number of Shares available for issuance under the Directors' Plan from 250,000 to 400,000 (subject to adjustment for certain changes in the Company's capitalization), and (ii) confirm and clarify that the exercise price for each option granted under the Directors' Plan is the fair market value of the Common Stock as of the date prior to the date of grant.

     The Directors' Plan was originally adopted by the Board of Directors of the Company on October 18, 1990, and approved by the stockholders of the Company at the annual meeting held September 5, 1991.

     As of June 30, 1995, options for an aggregate of 225,000 Shares were outstanding under the Directors' Plan, and no Shares are presently available for the granting of further options under the Directors' Plan. The proposed amendments will make 150,000 additional Shares available for grant under the Directors' Plan.

     The Company is required under the terms of its listing agreement with the Nasdaq NNM to obtain approval of the amendments to the Directors' Plan from the Company's stockholders. Stockholder approval of the amendments is also required in order for non-employee directors receiving option grants out of the Shares being added to the Directors' Plan to qualify for certain protections from the "short swing profit" liability provisions of Section 16(b) of the Exchange Act available under Rule 16b-3 as currently in effect.

SUMMARY OF DIRECTORS' PLAN

     The following summary of the amended Directors' Plan is qualified by reference to the full text of the amended Directors' Plan, which has been filed electronically with the Securities and Exchange Commission together with this Proxy Statement and is available upon written request to the Secretary of the Company.

     The Directors' Plan is administered by the Board of Directors. The aggregate number of Shares which may be issued pursuant to the exercise of options granted under the Directors' Plan, as amended pursuant to Proposal 3, may not exceed 400,000, subject to certain adjustments. Such Shares may be made available from the authorized and unissued Common Stock of the Company or from Common Stock issued and held in the treasury of the Company, as determined by the Board. Shares subject to the unexercised portion of an option become available for regrant under the Plan upon the expiration, lapse, cancellation, surrender, forfeiture or other termination of such option.

     The option price per share with respect to options granted under the Director' Plan is the fair market value of the Common Stock at the time the option is granted. Such fair market value is the closing sales price of the Common Stock as reported in the Nasdaq NNM on the trading day immediately preceding the date of grant.

     The term of options under the Directors' Plan is seven years from the date of grant. Initial options of 25,000 Shares are exercisable as to one-third of the Shares subject to the option after the first anniversary of the grant date, exercisable as to two-thirds of the Shares subject to the option after the second anniversary of the grant date, and exercisable as to all or any part of the Shares subject to the option after the third anniversary of the grant date. Each continuing grant of 10,000 Shares granted on an anniversary date of election or reelection is exercisable as to all or any part of the Shares subject to the option after the third anniversary of the grant date. Pending and subject to stockholder approval of the amendments to the Directors' Plan, grants will continue to be made in accordance with the provisions described above, including grants to Messrs. Rose, Reddy and Goodman during August 1995. The Directors' Plan provides for mandatory adjustment to the option price and the number or kind of securities covered by the options in the event of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of Shares, reorganization, dissolution or liquidation.

     Options granted under the Directors' Plan are not transferable other than by will or the laws of descent and distribution. The options terminate upon the earlier of three months following the optionee's no longer being a director of the Company or seven years from the date of grant, subject in either case to earlier termination in certain events as discussed below. Upon the disability of an optionee under the Directors' Plan, the options may be exercised (to the extent the optionee was entitled to do so as of the date he ceased to be a director due to such disability) until the earlier of one year following the date he ceased to be director or seven years from the date of grant.

     Upon the death of an optionee under the Directors' Plan at a time when he is a director of the Company, the options may be exercised (to the extent the optionee would have been entitled to exercise the option had he continued living and terminated his directorship six months after the date of death) by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance until the earlier of six months following the date of such optionee's death or seven years from the date of grant. Upon the death of an optionee under the Directors' Plan within thirty days after the termination of his directorship for any reason other than disability, the options may be exercised (to the extent the optionee would have been entitled to exercise the option at the date of termination of his directorship by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance) until the earlier of six months following the date of the optionee's death or seven years from the date of grant.

     In the event of the proposed dissolution or liquidation of the Company, the options under the Directors' Plan terminate immediately prior to the consummation of such proposed action unless otherwise provided by the members of the Company's Board of Directors other than the optionees under the Directors' Plan. Such other members of the Company's Board of Directors may in their sole discretion declare that the options shall terminate as of a date fixed by them and give the optionees under the Directors' Plan the right to exercise their options as to all or any part of the Shares subject to the options including Shares as to which the option would not otherwise be exercisable.

     In the event of a proposed sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation, the options under the Directors' Plan are required to be assumed, or equivalent options are required to be substituted, by the successor corporation or a parent or subsidiary of such successor corporation unless the members of the Company's Board of Directors other than the optionees under the Directors' Plan determine in their sole discretion that in lieu of such assumption or substitution, the optionees under the Directors' Plan shall have the right to exercise the options as to all Shares covered thereby, including Shares as to which the options would not otherwise then be exercisable.

     In the event of certain changes of control of the Company, unless otherwise determined by the members of the Company's Board of Directors other than the optionees under the Directors' Plan prior to the occurrence of such "change in control," the options under the Directors' Plan immediately become fully exercisable and vested as to all of the Shares covered thereby, and the value of the option measured by the excess of the "change in control price" over the exercise price of the option is required to be paid to the optionee.

     The grant of a non-qualified stock option under the Directors' Plan does not result in any taxable income to the optionees or deduction to the Company at the time the option is granted. Generally, the holder of a non-qualified stock option realizes ordinary income at the time such holder exercises the option and receives Shares in an amount measured by the excess of the fair market value of the Shares at that time over the option price, and the Company is entitled to a corresponding deduction.

VOTE REQUIRED

     The Nasdaq NNM stockholder approval requirement, the most stringent of the two stockholder approval requirements noted above, requires that the amendments to the Directors' Plan be approved by the favorable vote of the holders of a majority of the Shares present or represented by proxy at the Annual Meeting and voting on the proposal, provided that the total vote cast on the proposal represents over 50 percent in interest of the issued and outstanding Common Stock. Approval by such vote will also satisfy the remaining stockholder approval requirement applicable to the amendments to the Directors' Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 1990 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, WHICH IS DESIGNATED IN THE PROXY AS PROPOSAL 3.

                     4. APPROVAL OF THE TELXON CORPORATION
                        1995 EMPLOYEE STOCK PURCHASE PLAN

     On June 26, 1995, the Board of Directors adopted, subject to stockholder approval, the Telxon Corporation 1995 Employee Stock Purchase Plan (the "Employee Plan"), which provides for the granting of rights to purchase up to 500,000 Shares (subject to antidilution adjustment) to eligible employees of the Company and its participating subsidiaries. The following summary of the Employee Plan is qualified by reference to the full text of the Employee Plan attached as Exhibit A to this Proxy Statement.

     The purpose of the Employee Plan is to promote the interests of the Company and its stockholders by providing eligible employees of the Company and its participating subsidiaries with additional incentive to continue in their employment and to encourage increased efforts to promote the best interests of the Company by permitting such employees to purchase Shares at a price which is less than the current market price thereof.

     The Employee Plan will be administered by the Stock Option and Restricted Stock Committee of the Board (the "Committee"). The Committee has authority to establish rules for administering and interpreting the Employee Plan. Any employee of the Company and its participating subsidiaries is eligible to participate in the Employee Plan, except employees who have not been continuously employed for at least 12 months prior to, and on the first day of, a Payment Period (defined below), part-time employees working an average of less than 20 hours per week and employees whose annual base salary exceeds $150,000. Each six-month period, January 1 to June 30 and July 1 to December 31, will be a "Payment Period" during which payroll deductions will be accumulated under the Employee Plan. However, no employee may acquire any right to purchase Shares under the Employee Plan if, immediately after receiving such right, such employee would own five percent or more of the total combined voting power or value of all classes of stock of the Company. Approximately 1,850 employees are currently eligible to participate in the Employee Plan.

     Employees will be provided with the opportunity to enroll in the Employee Plan at two times during the calendar year. To enroll in the Employee Plan, an employee must submit a written authorization pursuant to which payroll deductions in an amount not less than 1 percent and not more than 15 percent of such employee's gross weekly base compensation plus bonuses and commissions up to a maximum of $150,000 (before tax withholding or other deductions) will be made each payroll period during the Payment Period. The amount of an employee's payroll deductions may not be modified during any Payment Period and will remain in effect for all successive Payment Periods unless changed by the employee in a written request filed with the Company.

     Payroll deductions will be credited to the contribution account of each participating employee. At the end of each Payment Period, the amount in each participant's contribution account will be applied to the purchase of the number of Shares determined by dividing such amount by the purchase price of the Shares for that Payment Period. The purchase price per Share for each Payment Period will be equal to 85 percent of the lesser of (a) the closing price of a Share on the first trading day of such Payment Period, and (b) the closing price on the last trading day of such Payment Period. As of July 18, 1995, the closing price of the Common Stock on the Nasdaq NNM was $22.00 per Share.

     The Shares purchased by each participant will be considered to be issued and outstanding as of the close of business on the last day of each Payment Period. A person who disposes of Shares purchased pursuant to the Employee Plan within two years of the commencement of the

Payment Period during which such Shares are purchased is required to notify the Company of such disposition promptly in writing.

     A participant may elect to terminate his or her participation in the Employee Plan by providing appropriate written notice to the Company. Once each Payment Period, a participant may elect to cease further contributions to the Plan; in such event, all pre-withdrawal contributions will be applied to the purchase of Shares as of the end of that Payment Period.

     In the event a participant's employment with the Company or its participating subsidiaries ceases during a Payment Period for any reason, then such person's participation in the Employee Plan shall terminate as of the date of such termination of employment. Upon such termination, the entire cash balance in such participant's contribution account will be refunded, without interest, and less any taxes required to be withheld.

     The Board may terminate the Employee Plan at any time. It will terminate in any case when all or substantially all of the Shares reserved for the purposes of the Employee Plan have been purchased. The Board may amend the Employee Plan from time to time in any respect in order to meet changes in legal requirements or for any other reason; provided, however, that no such amendment shall (a) increase the number of Shares to be offered pursuant to the Employee Plan (except pursuant to the antidilution provisions thereof), or (b) change the class of employees eligible to purchase Shares under the Employee Plan.

     It is the intention of the Company to have the Employee Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Employee Plan will be construed so as to extend and limit participation in a manner consistent with the requirements of
Section 423. The tax law refers to participating employees' rights to purchase stock under an employee stock purchase plan as "options". An employee will not be deemed to have received any compensation for federal income tax purposes at the time of the grant or exercise of an option under the Employee Plan. Whenever an employee sells the Shares or dies, the 15 percent discount in the option price will be taxed as ordinary income. If an employee exercises an option under the Employee Plan and does not dispose of the Shares thus acquired until more than two years after the date the option was granted, profit (other than the 15 percent discount) realized upon such disposition will be taxed as a long-term capital gain. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with either the grant or the exercise of the option. In the event the Shares are sold within two years after the date the option is granted, the employee is taxed on his or her entire gain over the discounted price paid for the Shares as ordinary income, and the Company is entitled to a corresponding deduction.

     Rights acquired under the Employee Plan are not transferable, other than by will or the laws of descent and distribution, and may be exercised only by a participant. No eligible employee or participant will, by reason of participation in the Employee Plan, have any rights as a stockholder of the Company until such employee acquires Shares as provided in the Employee Plan. Nothing in the Employee Plan confers upon any participant any right to continue in the employment of the Company or its participating subsidiaries.

     Stockholder approval of the Employee Plan is being sought in order to qualify the Plan under Section 423 of the Internal Revenue Code.

     Stockholder approval of the Employee Plan is also required in order for officers eligible to participate in the Employee Plan, if any, to qualify for certain protections from the "short swing" profit liability provisions of
Section 16(b) of the Exchange Act available under Rule 16b-3 as currently in effect.

VOTE REQUIRED

     The favorable vote of the holders of the majority of the outstanding Shares by proxy present or represented at the Annual Meeting will be required for the approval of the Telxon Corporation 1995 Employee Stock Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE TELXON CORPORATION 1995 EMPLOYEE STOCK PURCHASE PLAN.

                              STOCKHOLDER PROPOSAL

     Richard M. Goltermann, 311 E. Morris Blvd., Bldg. 6, Apt. 7, Winter Park, Florida, 32789-3828, a stockholder of the Company beneficially owning 10,000 Shares, has notified the Company that he intends to present the following proposal at the Annual Meeting:

          RESOLVED: that the Board of Directors shall be requested to take steps to establish a meaningful dividend on the common stock.

     In support of this proposal, Mr. Goltermann has submitted the following statement:

          Shareholders presently have no way to benefit from their investment in the common stock other than by selling their shares when the price goes up. The establishment of a meaningful dividend would encourage long-term ownership of the stock and would benefit the Company by providing a more established owner base.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

     As is common practice among technology-driven growth companies, the Company has traditionally reinvested earnings to support further growth and has historically paid a $.01 per share annual dividend. The Board of Directors continues to believe that the Company's existing dividend policy is in the best long-term interests of the Company and its stockholders by seeking to maximize stockholder returns through capital appreciation of their investment in the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand has been reappointed as the independent public accountants to examine the Company's financial statements for the fiscal year ending March 31, 1996. Coopers & Lybrand has served as the Company's independent auditors since October 1990. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

                            EXPENSE OF SOLICITATION

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company has retained Kissel-Blake Inc. to solicit proxies on behalf of the Board of Directors for a fee of $10,500 plus reimbursement of out-of-pocket expenses.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     In order for a stockholder proposal to be considered at the 1996 annual meeting of stockholders, the Charter requires that it be received by the Secretary of the Company at the Company's offices, 3330 West Market Street, Akron, Ohio 44333, no later than June 2, 1996. Each proposal submitted must contain certain information specified in the Charter about the proponent and the business matter to be proposed and a statement that the proponent is as of the date of such notice a stockholder of record. The stockholder must also state his intention personally to appear at the 1996 annual meeting of stockholders to present the proposal. Under Rule 14a-8 promulgated under the Exchange Act, in order for a stockholder proposal to be included in the proxy statement with respect to the 1996 annual meeting of stockholders, such proposal must be a proper subject for action at a stockholders meeting, the proposal and its proponent must satisfy the other requirements and conditions of Rule 14a-8, and the proposal must be received by the Secretary of the Company at the address set forth above not later than 120 days in advance of the first anniversary of the date of mailing of this Proxy Statement.

                                            By Order of the Board of Directors,

                                            ROBERT A. GOODMAN
                                            Secretary

July 31, 1995

                                                                       EXHIBIT A

                               TELXON CORPORATION
                       1995 EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE OF THE PLAN. The Plan is intended as an incentive to and to encourage stock ownership by all Eligible Employees of the Company and Participating Subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage Eligible Employees to remain in the employ of the Company. It is intended that options granted pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     2. DEFINITIONS. In addition to such other capitalized terms as are defined elsewhere in this Plan, the following terms shall when used in this Plan have the respective meanings set forth below:

          (a) "Business Day" means a day on which there is trading in the Common Stock on the Principal Market.

          (b) "Base Compensation" means an employee's annual base salary, or if not salaried, annualized amount of hourly pay (including any shift or other compensatory premium which employee will regularly receive) based on the employee's regular weekly or biweekly hours, for services rendered to the Company and Participating Subsidiaries, including paid vacation and holidays and before adjustment for salary reduction contributions to the Company's 401(k) plan, health care or dependent care spending accounts and similar pre-tax plans but excluding bonuses and commissions.

          (c) "Closing Price" means the closing price for one share of Common Stock on the Principal Market.

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee" means the Stock Option and Restricted Stock Committee of the Board of Directors.

          (f) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

          (g) "Company" means Telxon Corporation, a Delaware corporation.

          (h) "Covered Compensation" means an employee's Base Compensation plus bonuses, commissions, overtime and other premium payments, sick pay, and short- and long-term disability payments but excluding severance pay and taxable fringe benefits (such as club dues, excess life insurance and personal automobile use); provided, however, that no more than $150,000 in cumulative aggregate amount of all of the foregoing forms of included compensation during any single Payment Period or two Payment Periods together comprising a single calendar year may be counted as Covered Compensation for purposes of any payroll deductions, stock purchases or other computations under this Plan with respect to such Payment Period(s).

          (i) "Eligible Employees" shall have the meaning set forth in Section
     3.

          (j) "Option Price" means, in respect of each Payment Period, the dollar amount (carried out to one one-thousandth of a cent ($0.00001)) equal to 85% of the lesser of (i) the Closing Price of the Common Stock on the first Business Day of the Payment Period and (ii) the Closing Price of the Common Stock on the last Business Day of the Payment Period.

          (k) "Participating Subsidiaries" means any majority-owned subsidiary of the Company which is designated by the Committee to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the Company's stockholders.

          (l) "Payment Period" means the six month periods during which payroll deductions will be accumulated under the Plan.

          (m) "Plan" means this Telxon Corporation 1995 Employee Stock Purchase Plan.

          (n) "Principal Market" means The Nasdaq Stock Market's National Market or stock exchange which is then the principal trading market for the Common Stock (if the Common Stock is traded on more than one market, that market which the Committee determines to be the principal trading market).

          (q) "Securities Law Requirements" means the Securities Act of 1933, the Securities and Exchange Act of 1934 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, including but not limited to Rule 16b-3, as adopted and amended from time to time and as interpreted by formal or informal opinions of and releases published or other interpretative advice provided by the Staff of the Securities and Exchange Commission, and the requirements of any stock exchange, automated interdealer quotation system or other recognized securities market on which the Common Stock is listed or traded on in which the Common Stock is included, as adopted and amended from time to time and as interpreted by formal or informal opinions of, and other interpretative advice provided by, the representatives of such stock exchange, quotation system or other securities market.

     3. ELIGIBLE EMPLOYEES. Each full-time employee of the Company or any of its Participating Subsidiaries, and each part-time employee thereof regularly working at least 20 hours per week or 40 hours every two weeks, who has completed 12 months of continuous employment with the Company and/or one or more of its Participating Subsidiaries and whose Base Compensation does not exceed $150,000 shall be eligible to receive options under this Plan to purchase Common Stock (except employees in countries whose laws make participation impractical). Persons who have been so employed for 12 months or more on the first day of a Payment Period shall receive their options as of such day. The determination of an employee's Plan eligibility with respect to the Base Compensation limitation will be made only as of the beginning of each Payment Period, based on the rate of Base Compensation he or she is then receiving, without regard to any changes in his or her Base Compensation that may subsequently be made during that Payment Period (including any changes given retroactive effect to a date prior to the commencement of the Payment Period). Except as otherwise provided in
Section 14, all other eligibility requirements must be satisfied at all times throughout the Payment Period until and including the third Friday of the last month of such Payment Period or, in the case of the requirement that a participant be employed by the Company or a Participating Subsidiary, up until and including the last Business Day of such Payment Period (provided that, after the third Friday of the last month of the Payment Period, satisfaction of said employment conditions shall be determined without regard to the full-time and part-time minimum hour requirements of the first sentence of this Section 3, which full-time and part-time minimum shall apply for that Payment Period only through said third Friday). All participating employees satisfying the eligibility requirements of the Plan as of said third Friday or last Business Day of the Payment Period as provided in the preceding sentence shall be entitled to purchase shares on the last Business Day of such Payment Period as provided in this Plan. Any employee eligible to and duly participating in the Plan as of the beginning of a Payment Period but who at any time during that Payment Period loses his or her status as an Eligible Employee will be deemed to have lost such status, and to have withdrawn from participation in the Plan as described in Section 10, effective as of the beginning of the regular payroll period during which he or she ceases to satisfy any such requirement; provided, however, that if such ineligibility is the result of the termination of his or her employment, the provisions of
Section 15 shall, subject to the provisions of Section 14, control over the foregoing provisions of this sentence.

     In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of determining stock ownership under this paragraph, the rules of
Section 425(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     4. STOCK SUBJECT TO THE PLAN. The total number of shares of Common Stock that may be optioned under the Plan is 500,000 shares, which may consist, in whole or in part, of unissued shares or treasury shares.

     5. PAYMENT PERIODS AND GRANT OF OPTIONS. The six-month periods, January 1 to June 30 and July 1 to December 31, are the Payment Periods during which payroll deductions will be accumulated under the Plan.

     Two times each year, on the first Business Day of each Payment Period, each Eligible Employee who is then a participant in the Plan will automatically be granted by the Company an option to purchase, on the last Business Day of such Payment Period, at the applicable Option Price, such number of whole or fractional shares of the Common Stock reserved under this Plan as such employee is entitled to purchase under this Plan with the payroll deductions authorized and credited to his or her account during each Payment Period in accordance with the terms hereof, up to that number of shares which does not exceed 15% of the employee's Covered Compensation during the Payment Period divided by the Option Price, provided that such employee remains eligible to participate in the Plan as provided herein. The participant shall be entitled to exercise such options as granted only to the extent of his or her unused payroll deductions accumulated as of the third Friday of the last month of a Payment Period. Deductions after the third Friday of the last month of a Payment Period shall be included in the subsequent Payment Period.

     No employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

     6. EXERCISE OF OPTIONS. Each Eligible Employee who continues to qualify as such as of the last Business Day of a Payment Period, or would have been a continuing participant in the Plan as of such date had he or she not withdrawn, or been deemed to have withdrawn, from participation pursuant to Section 10, shall be deemed by his or her payroll deduction contributions to the Plan during such Payment Period to have irrevocably stated his or her intention to exercise his or her option on the last Business Day of such Payment Period and shall be deemed to have purchased from the Company such number of whole shares of the Common Stock reserved for the purposes of the Plan as his or her unused payroll deductions accumulated as of the third Friday of the last month of such Payment Period will pay for at the Option Price. If a participant is not an employee of the Company or any Participating Subsidiary on the last Business Day of a Payment Period, he or she shall not be entitled to exercise his or her option.

     7. AUTHORIZATION FOR ENTERING PLAN. An employee may enter the Plan by filling out, signing and delivering to the Company's Employee Services Department a written "Authorization", in form and manner satisfactory to the
Company:

          (a) stating the whole percentage of Covered Compensation to be deducted regularly from his or her pay; and

          (b) authorizing the purchase of stock for him or her in each Payment Period in accordance with the terms of the Plan.

     Such Authorization must be received by the Company's Employee Services Department no later than the third Friday of the last month of a Payment Period in order to be effective for the following Payment Period.

     The Company will accumulate as a credit for the employee's account the authorized deductions made from his or her pay. No interest will be paid on such accumulated amounts.

     8. AMOUNT OF PAYROLL DEDUCTIONS. An employee may authorize payroll deductions in a whole percentage amount not less than 1% but not more than 15% of his or her Covered Compensation received during the Payment Period. Covered Compensation is considered received on the date a payroll check for, or direct deposit of, the net amount thereof due employee is issued or made by the Company (provided, however, that any commission or other advances are not considered Covered Compensation received until the date such advanced amount has been actually earned and would have regularly been paid had such amount not been advanced), and deductions therefrom authorized for purchases of Common Stock under this Plan are considered made at the time of the issuance or making of the related check or deposit and not as of the date as of which the associated Base Compensation was earned or accrued.

     9. CHANGE IN PAYROLL DEDUCTIONS. An employee may increase or decrease (including to zero) his or her rate of payroll deduction effective only as of the beginning of a Payment Period and, except as otherwise provided in Section 10, not as of any other time. A new written Authorization will be required to effect any such change and must be received by the Company's Employee Services Department no later than the third Friday of the last month of a Payment Period in order to be effective for the following Payment Period.

     10. WITHDRAWAL FROM PARTICIPATION. An employee may withdraw from participation in the Plan, in whole but not in part, at any time by delivering to the Company's Employee Services Department a written "Withdrawal", in form and manner satisfactory to the Company, indicating such employee's intent to withdraw. Deductions will be stopped as soon as practicable, and deductions accumulated during such Payment Period prior to the discontinuation of deductions will be applied to the purchase of stock as of the end of the Payment Period. Once made, a Withdrawal is irrevocable for the balance of that Payment Period, and no further contributions can be made during that Payment Period.

     An employee who withdraws or is deemed to have withdrawn from the Plan as provided in this Section 10 will be treated (other than with respect to the purchase of stock with his or her accumulated pre-withdrawal deductions) as an employee who has never entered the Plan. To resume participation in the Plan in any future Payment Period (which resumed participation will be effective only as of the beginning of such Payment Period), he or she must file a new Authorization by the third Friday of the last month of the preceding Payment Period.

     11. ESTABLISHMENT OF BROKERAGE ACCOUNT. By enrolling in the Plan, each participating employee will be deemed to have authorized the establishment of a brokerage account in his or her name at such securities brokerage firm as may be designated from time to time by the Committee.

     12. ISSUANCE OF STOCK. Stock purchased under the Plan will be issued, or in the event the Committee establishes brokerage accounts pursuant to Section 11, held in an account, in the name of the employee, or if his or her Authorization so designates, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, unless prohibited by state or local law. Stock will be issued to or for the account of a participating employee or his or her designee as of the end of each Payment Period in an amount equal to the number of shares calculated by dividing his or her unused payroll deductions accumulated as of the third Friday of the last month of such Payment Period by the Option Price, rounded down to the nearest whole share. No fractional shares will be issued or accrued, but the excess of an employee's accumulated payroll deductions over the aggregate Option Price for the whole number of shares that can be purchased with such accumulated deductions with respect to such Payment Period will be carried forward for the employee's account under the Plan until applied to the purchase of shares in future Payment Periods or refunded pursuant to the provisions of the Plan. The Committee may establish a procedure for the refund of such carried-forward balance to requesting employees who do not continue participation in the Plan during the Payment Period (or number of Payment Periods specified by the Committee) subsequent to the Payment Period with respect to which such excess arises.

     13. NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS. An employee's rights under the Plan are his or hers alone and may not be transferred, assigned, or be availed of by any other person. Any option granted to an employee may be exercised only by him or her.

     14. SUSPENSION OF PARTICIPATION. In the event the Company's payment of Covered Compensation to a participating employee is reduced by any legal process, all deductions with respect to this Plan will automatically cease until such time as the employee's compensation payments normalize. Such suspension of deductions shall not constitute a withdrawal subject to Section 10. Upon normalization of the employee's compensation payments, even where it occurs in a subsequent Payment Period, deductions shall automatically resume at the pre-suspension amount authorized by the employee (or if the employee has properly submitted a revised Authorization in the interim, at the level specified therein).

     An employee's leave of absence (absence from active employment not involving authorized vacation, death, retirement, resignation, discharge, reduction-in-force or layoff, such as due to disability, illness, compensable or non-compensable injury, personal emergency or other approved personal leave) shall not have any effect on his or her eligibility to participate in the Plan, and if such employee was participating in the Plan at the time such leave commenced, his or her deductions shall be automatically suspended for the duration of such leave and, upon such employee's resumption of an eligible level of active employment, shall automatically resume at the pre-suspension amount authorized by the employee unless the employee has properly submitted a revised Authorization in the interim; provided that if the employee receives Covered Compensation, or payments in lieu thereof, from the Company during any such leave of absence (such as, for example, short-term disability benefits), the deduction rate authorized by the employee prior to such leave (or if the employee has properly submitted a revised Authorization, at the level specified therein) shall be applied to all such amounts so paid during such leave of absence.

     15. TERMINATION OF EMPLOYEE'S RIGHTS. Except as otherwise provided in
Section 14, an employee's rights under the Plan will terminate when he or she is no longer employed by the Company or any Participating Subsidiary, whether because of retirement, resignation, discharge, death, or for any other reason. All accumulated payroll deductions not used to purchase stock as of the date of such cessation of employment will be refunded to the former employee or, in the event of an employee's death, to his or her estate as an adjustment to such former employee's final paycheck.

     16. TERMINATION OF AND AMENDMENTS TO THE PLAN. The Plan may be terminated at any time by the Committee. It will terminate in any case when all or substantially all of the shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

     The Committee also has authority to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without prior approval of the stockholders of the Company, which would (a) except as provided in Section 23, increase the number of shares of Common Stock to be offered above, or (b) change the class of employees eligible to receive options under the Plan.

     17. LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time he or she chooses; provided, however, that because of certain Federal income tax requirements, each employee agrees by his or her participation in the Plan to give the Company prompt notice of any such stock disposed of within (i) two years after the date of grant of the applicable option, or (ii) one year after the transfer of such stock to such employee, which notice shall state the number of shares so disposed of, and an appropriate legend requiring such notice shall be placed on the certificates of Common Stock issued hereunder. The employee assumes the risk of any market fluctuations in the price of all stock acquired hereunder.

     18. PLAN EXPENSES. The Company will bear all costs of administering and carrying out the Plan.

     19. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction of the Plan are entrusted to the discretion of the Committee, and its interpretation and construction of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     20. NO EMPLOYMENT RIGHTS. The existence of this Plan shall not create in any employee any right to be granted an option or to purchase Common Stock hereunder. Neither the existence of this Plan nor the granting of any option hereunder to any employee shall confer upon such employee any right to the continuation of his or her employment with the Company or any subsidiary thereof or shall in any way interfere with or otherwise limit the right which such employee, the Company or any subsidiary may otherwise have to terminate such employment at any time with or without cause. Any benefits realized by an employee under this Plan or any option granted hereunder shall not be deemed a part of such employee's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any jurisdiction and shall not be included in, or have any effect on, the determination of benefits under any such law or, except as otherwise expressly provided thereby or determined in the discretion of the person or group authorized to administer the same, any other employee benefit plan or similar arrangement in which an employee may otherwise be eligible to participate.

     21. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee the owner of the shares covered by an option until such shares have been purchased by him or her.

     22. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used by the Company for any corporate purpose. The Company shall have no obligation to segregate employees' payroll deductions from any other funds of the Company or to hold funds representing the same pending the application thereof in accordance with this Plan.

     23. CHANGES IN CAPITAL. If the Common Stock subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Plan and the Option Price shall be appropriately and equitably adjusted. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation, the then current Payment Period shall be deemed to end as of the Business Day prior to the effective date of such transaction such that all then accumulated payroll deductions shall be applied to the purchase of Common Stock in accordance with the provisions hereof. Other than giving effect to the provisions of this Section 23, the existence of the Plan or options hereunder shall not in any way prevent any transaction described herein, and no holder of an option shall have the right to prevent such transaction.

     24. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of Shares pursuant thereto shall comply with all applicable Securities Law Requirements and all other applicable provisions of law, including, without limitation, any applicable state "blue sky" laws and foreign (national and local) securities laws and the rules and regulations promulgated under any of such laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option or the issuance of Shares upon exercise of an Option, the Company may require the person exercising such Option to make such representations and warranties to the Company as may be required, in the opinion of counsel for the Company, by any of the aforementioned Securities Law Requirements and other laws, which may include, without limitation, representations and warranties that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

     The Company shall not have any liability to any Plan participant in respect of any delay in the sale or issuance of Shares hereunder until the Company is able to obtain governmental authority (domestic or foreign) or the authority of a self-regulatory organization having jurisdiction over it, which authority is deemed by the Company's counsel to be necessary to the lawful sale and issuance of such Shares, or any failure to sell or issue such Shares as to which such requisite authority the Company is unable to obtain.

     25. GOVERNING LAW. To the extent that federal laws (such as the Code) or the Delaware General Corporation Law do not otherwise control, this Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws, and construed accordingly.

     26. CAPTIONS. The captions contained in this Plan are for convenience of reference only and shall not affect the meaning of any term or provisions hereof.

     27. APPROVAL OF STOCKHOLDERS. This Plan will become effective only upon approval hereof by the Company's stockholders. The Plan will begin operation on January 1, 1996, assuming that the Company's stockholders approve the Plan prior to such date. In the event the Plan is not so approved, no employee shall have any right or option to purchase shares of Common Stock pursuant to the terms of the Plan.

                                 TELXON LOGO

                     Proxy for Annual Meeting of August 31, 1995
             This Proxy is Solicited on Behalf of the Board of Directors
    P
         The undersigned hereby appoints Robert F. Meyerson and Norton W. Rose as Proxies, each with the power to appoint his substitute, and
    R hereby authorizes either of them to represent and to vote, as provided on the reverse side hereof, all of the Common Stock of Telxon Corporation held of record by the undersigned on July 3,
    O 1995, at the Annual Meeting of Stockholders to be held on August 31, 1995 or any adjournment thereof.

    X


    Y

            Election of Directors, Nominees:                        (change of address)
            John H. Cribb and Richard J. Bogomolny                  ________________________________________________________
                                                                    ________________________________________________________
                                                                    ________________________________________________________
                                                                    ________________________________________________________
                                                                    (If you have written in the above space, please mark the
                                                                    corresponding box on the reverse side of this card.)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 AND "AGAINST" PROPOSAL 5.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON REVERSE SIDE.

                                                                SEE REVERSE
                                                                    SIDE

- --------------------------------------------------------------------------------
                                  DETACH CARD

   X    PLEASE MARK YOUR                                         SHARES IN YOUR NAME
        VOTES AS IN THIS
        EXAMPLE.

                                                                                        FOR         AGAINST       ABSTAIN
1. Election of       FOR       WITHHELD                     2.   Approval of           /   /          /   /        /   /
   Directors         /   /      /   /                            amendments to the
   (see reverse)                                                 Telxon Corporation
                                                                 1990 Stock Option
   For, except vote withheld from the following nominee(s):      Plan for employees.
   _______________________________________________________


                                                                                           FOR        AGAINST        ABSTAIN
                                                        3. Approval of amendments to       /   /         /   /        /   /
                                                           the Telxon Corporation 1990
                                                           Stock Option Plan for Non-
                                                           Employee Directors.

                                                        4. Approval of the Telxon Corpor-  /   /         /   /        /   /
                                                           ation 1995 Employee
                                                           Stock Purchase Plan.

                                                        5. Stockholder proposal.           /   /         /   /        /   /

                        Change                          6. In their discretion, the Proxies are authorized
                          of      /  /                     to vote upon such other business as may properly
                        Address                            come before the meeting.

                        Attend
                        Meeting   /  /
                                                                            NOTE: Please sign exactly
                                                                            as name appears hereon. Joint
                                                                            owners should each sign. When signing as
                                                                            attorney, executor,  administrator, trustee or
                                                                            guardian, please give full title as such.
                                                                            If a corporation, please sign in full
                                                                            corporate name by its president or other
                                                                            authorized officer. If a partnership, please sign
                                                                            in partnership name by an authorized person.

       SIGNATURE(S)____________________________________________________   DATE ____________

       SIGNATURE(S)____________________________________________________   DATE ____________


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